UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 16, 2015

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6698-3166

Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Guizhou Taibang Biological Products Co., Ltd. (“Guizhou Taibang”), a majority-owned subsidiary of China Biologic Products, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Xinjiang Deyuan Bioengineering Co., Ltd. (“Xinjiang Deyuan”) on September 30, 2014 and a supplemental agreement to the Cooperation Agreement (the “Supplemental Agreement,” together with the Cooperation Agreement, the “Transaction Documents”) on April 16, 2015. Pursuant to the Transaction Documents, Xinjiang Deyuan agreed to sell up to approximately 143 tonnes of source plasma and plasma pastes to Guizhou Taibang (the “Transaction”) upon the approval of China Food and Drug Administration (the “CFDA Approval”).

Early this month, the parties obtained the CFDA Approval. They are currently in the process of closing the Transaction in accordance with the terms of the Transaction Documents.

The foregoing summary of the Transaction Documents is qualified in its entirety by reference to the summary translations thereof, which are included as exhibits to this current report and incorporated herein by reference. The Transaction Documents between Guizhou Taibang and Xinjiang Deyuan, two companies established in China, were prepared and executed in Chinese.

Item 8.01 Other Events.

On April 16, 2015, the Company issued a press release announcing the entry into the Transaction Documents. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

10.1	Summary translation of the Cooperation Agreement dated September 30, 2014 made by and between Guizhou Taibang and Xinjiang Deyuan
10.2	Summary translation of the Supplemental Agreement dated April 16, 2015 made by and between Guizhou Taibang and Xinjiang Deyuan
99.1	Press release issued by the Company dated April 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2015	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao
Chief Executive Officer